UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2007, StarTek USA, Inc. (StarTek) and Steven R. Boyer, formerly Senior Vice President and Chief Information Officer of StarTek, executed a Confidential Severance Agreement and General Release, effective as of March 19, 2007, related to Mr. Boyer’s termination of employment on February 28, 2007. Under the agreement, StarTek agreed to pay to Mr. Boyer a lump sum of $128,574 in severance pay and to pay $2,759 on Mr. Boyer’s behalf to StarTek’s third party medical insurance administrator. This amount represents six months of the company contribution towards Mr. Boyer’s medical insurance plus administrative fees. Mr. Boyer has 90 days from his Separation Date, defined as March 15, 2007 under the agreement, to exercise stock options that had vested prior to the Separation Date. Mr. Boyer agreed not to hire any StarTek employees or contractors nor solicit StarTek customers or suppliers during the 6 months following the Separation Date. A copy of the severance agreement has been attached to this Form 8-K as Exhibit 10.87.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.87     Confidential Severance Agreement and General Release by and between StarTek USA, Inc. and Steven R. Boyer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: March 22, 2007

By: /s/ A. Laurence Jones
A. Laurence Jones
President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.87	Confidential Severance Agreement and General Release by and between StarTek USA, Inc. and Steven R. Boyer.